W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma Financial Statements

 (unaudited – prepared by management)

(stated in US Dollars)

W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma Balance Sheet

As at March 31, 2013

(Expressed in US dollars)

(unaudited – prepared by management)

	W.S. $	Rio Plata $	Pro-forma Adjustments $		Pro-forma $
ASSETS
Cash	22,158	188,607	-		210,765
Taxes receivable	-	264,807	-		264,807
Prepaid expenses	-	2,462	-		2,462

	22,158	455,876	-		478,034

Unproved mineral properties	-	957,980	-		957,980
Equipment	87	-	-		87

	22,245	1,413,856	-		1,436,101

LIABILITIES
Current Liabilities
Accounts payable	438,518	119,471	-		557,989
Accrued liabilities	28,652	48,782	-		77,434
Interest payable	-	363,721	(228,000)		135,721
Convertible notes payable	535,964	-	(535,964)	(a)	-
Loans and advances payable	175,427	2,726,912	(1,600,000)		1,302,339
Due to related parties	-	-	-		-

	1,178,561	3,258,886	(2,363,964)		2,073,483
STOCKHOLDERS’ DEFICIT
Common stock	21,089	1,095,536	5,000	(a)	36,131
			(17,958)	(e)
			1,720	(c)
			28,000	(d)
			1,600	(f)
			(1,098,856)	(d)
Additional paid-in capital	20,229,765	150,372	(19,561,212)	(b)	3,191,714
			530,964	(a)
			152,217	(c)
			1,689,608	(d)
Obligation to issue shares	-	166,165	(153,937)	(c)	12,228
Deficit	(21,412,685)	(3,293,571)	(620,352)	(d)	(3,913,923)
			21,412,685	(b)
Other comprehensive income	5,515	36,468	(5,515)	(b)	36,468

	(1,156,316)	(1,845,030)	2,363,964		(637,382)

	22,245	1,413,856	-		1,436,101

See accompanying notes to the pro-forma financial statements

W.S. Industries, Inc.

(A Development Stage Company)

Pro-forma statements of operations

Year ended March 31, 2013

(Expressed in US dollars)

(unaudited – prepared by management)

	W.S. $	Rio Plata $	Pro-forma adjustments $	Pro-forma Operations $

Expenses

Administrative	12,600	-	-	12,600
Consulting fees	2,262	39,767	-	42,029
Depreciation	18	-	-	18
Foreign exchange	493	-	-	493
Interest expense,	46,613	356,034	-	402,647
Investor relations	-	1,969	-	1,969
Management fees	70,700	29,538	-	100,238
Mineral exploration costs	-	769,319	-	769,319
Office and miscellaneous	437	35,907	-	36,344
Office rent	-	11,815	-	11,815
Professional fees	23,893	35,804	-	59,697
Registration and filing fees	7,806	4,607	-	12,413
Travel and promotion	-	27,154	-	27,154

Net loss	164,822	1,311,914	-	1,476,736

Net loss per share – basic and diluted	0.01	0.11		0.04

Weighted average shares outstanding	21,088,680	12,563,702		36,131,000

See accompanying notes to the pro-forma financial statements

W.S. Industries, Inc.

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited – prepared by management)

1.

Basis of Presentation

On April 22, 2013, W. S. Industries Inc. (“WS” or the “Company”), a shell-company, its wholly-owned subsidiary, W.S. Merger Corp. (“Merger Sub”), Rio Plata Exploration Corporation, (“Rio Plata”) and certain holders of outstanding debt of WS (“Debt Holders”) executed an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with Rio Plata, with Merger Sub remaining as the surviving entity and a wholly-owned operating subsidiary of WS succeeding to all the assets, liabilities and operations of Rio Plata (“Merger”). The completion of the Merger is subject to certain conditions, including approval of the shareholders of Rio Plata at a meeting of shareholders to be held on or about May 13, 2013. At the effective time of the Merger, WS will issue, to the stockholders of Rio Plata, an aggregate of 28,000,000 common shares of WS for all of the outstanding common shares of Rio Plata. Upon completion of the Merger, the officers and directors of Rio Plata may become the officers and directors of WS and WS will adopt the business plan of Rio Plata. Rio Plata is the accounting acquirer (legal acquiree) and WS is the accounting acquiree (legal acquirer). Since at completion of the Merger WS will be a shell corporation, the transaction is being accounted for as a capital transaction.

The former shareholders and management of Rio Plata will assume control of the Company, resulting in a reverse takeover/recapitalization under US Generally Accepted Accounting Principles (“US GAAP”).

This pro-forma balance sheet has been derived from combining the unaudited balance sheets of WS and Rio Plata as at March 31, 2013 and gives effect to the proposed Merger and other relevant information. The pro-forma balance sheet has been prepared as if the Merger had occurred on March 31, 2013 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma balance sheet includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

The pro-forma statement of operations for the years ended March 31, 2013 has been derived from combining the unaudited statements of operations of WS and Rio Plata for the years ended March 31, 2013, and gives effect to the proposed Merger and other relevant information as if the Merger had occurred at the beginning of the fiscal year presented. In the opinion of management, the pro-forma statement of operations for the year ended March 31, 2013 includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

The pro-forma financial statements are not necessarily reflective of the financial position and results of operations that would have resulted if the events noted herein had occurred on the specified dates, but rather reflects the pro-forma presentation of specific transactions currently proposed. Further, the pro-forma financial statements are not necessarily indicative of the financial position and results of operations that may exist in the future. The pro-forma statements should be read in conjunction with WS’s and Rio Plata’s unaudited and audited consolidated financial statements.

2.

Plan of merger with Rio Plata

Pursuant to the Merger Agreement, the Company agreed to acquire all of the issued and outstanding shares of common stock of Rio Plata by issuing 28,000,000 shares of its common stock and, as a result, the former shareholders of Rio Plata will control the Company. The acquisition is a reverse takeover and therefore has been accounted for using the acquisition method with Rio Plata as the accounting acquirer (legal subsidiary) and continuing entity for accounting and financial reporting purposes, and the Company as the legal parent (accounting subsidiary).  Effective with the Acquisition, the Debt Holders of the Company have consented to the conversion of $535,964 of convertible notes into 5,000,000 shares of the Company. The fair value of assets acquired and liabilities assumed by Rio Plata are as follows:

W.S. Industries, Inc.

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited – prepared by management)

$

Cash	22,158
Property and equipment	87
Accounts payable and accrued liabilities	(467,170)
Loans and advances payable	(175,427)
(620,352)

3.

Pro-forma Adjustments

Pro-forma Adjustments

The pro-forma balance sheet gives effect to the following transactions as if they had occurred at March 31, 2013:

(a)

Effective with the Merger, the Debt Holders have consented to the conversion of $535,964 convertible notes into 5,000,000 shares of WS. The conversion has been recorded at the carrying value of the notes.

(b)

In effecting the reverse takeover, the accounting acquirer (Rio Plata) will be the continuing entity. Accordingly, the capital accounts of the Company will be eliminated, except where par value requirements will be maintained for share capital.

(c)

Subsequent to March 31, 2013, Rio Plata issued an additional 1,720,004 common shares with a fair value of $153,937.

(d)

Effective with the Merger, WS will issue 28,000,000 shares of common stock to the Rio Plata shareholders to acquire an anticipated 21,000,000 (100% - assumed that the conversion of Rio Plata loans and advances will result in approximately 7,000,000 additional shares outstanding at the completion of the Merger) of the issued and outstanding shares of common stock of Rio Plata. As a result of the share exchange, the former shareholders and management of Rio Plata will control approximately 77% of the issued and outstanding common shares of the Company. The acquisition is a reverse takeover and therefore has been accounted for using the acquisition method with Rio Plata as the accounting acquirer and continuing entity for accounting and financial reporting purposes, and the Company as the legal parent. Accordingly, the net liabilities acquired of $620,352 are eliminated against the deficit account of Rio Plata.

(e)

In anticipation of the Merger, a company of which a director and officer of Rio Plata is also a director and officer acquired 17,957,680 shares of common stock of WS. At the effective time of the Merger, all such shares are expected to be cancelled.

(f)

Prior to completion of the Merger, management anticipates that $1,600,000 of Rio Plata matured loans and advances together with approximately $228,000 of accrued interest will be converted into approximately 7,000,000 Rio Plata common shares.

W.S. Industries, Inc.

(A Development Stage Company)

Notes to the pro-forma financial statements

(Expressed in US dollars)

(unaudited – prepared by management)

4.

Pro-forma Common Stock and Additional Paid-in Capital

Pro-forma common shares and additional paid-in capital as at March 31, 2013 is as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $	Total $
Issued shares and stated capital of WS as at March 31, 2013	21,088,680	21,089	20,229,765	20,250,854
Conversion of Notes	5,000,000	5,000	530,964	535,964
Elimination of stockholders equity after acquisition of Rio Plata	-	(26,089)	(20,760,729)	(20,786,818)
	26,088,680	-	-	-
Accounting acquirer’s capital accounts at acquisition	-	1,095,536	2,569,064	3,664,600
Par value adjustment	-	(1,069,447)	1,069,447	-
Shares exchanged to shareholders of Rio Plata for the Acquisition (3d)	28,000,000	28,000	-	28,000
Cancellation of shares (3e)	(17,957,680)	(17,958)	(446,797)	(464,755)

	36,131,000	36,131	3,191,714	3,227,845